Exhibit 10.1
Execution Copy
RETIREMENT AND TRANSITION AGREEMENT
THIS RETIREMENT AND TRANSITION AGREEMENT (the “Agreement”) is made as of January 31, 2025 (the “Effective Date”), by and between TransUnion, a Delaware corporation (the “Company”), and Timothy Martin (“Executive,” and, together with the Company, the “Parties” and each a “Party”).
WHEREAS, Executive currently serves as the Company’s Executive Vice President, Chief Global Solutions Officer (“Chief Global Solutions Officer”);
WHEREAS, on November 11, 2024, Executive notified the Company of his intent to retire from the Company in September 2026;
WHEREAS, the Parties desire to provide for an orderly succession to a successor Chief Global Solutions Officer;
WHEREAS, the Parties have agreed that Executive will continue to serve as Chief Global Solutions Officer on the terms and conditions set forth in this Agreement through and including the date on which Executive’s successor begins his or her employment with the Company (the “Succession Date”);
WHEREAS, the Parties have agreed that Executive will continue to be employed by the Company from and after the Succession Date through and including September 1, 2026 (such date or, provided Executive’s employment with the Company does not terminate before the Succession Date, any earlier date on which Executive’s employment with the Company may cease, the “Retirement Date”) as Executive Vice President, Strategic Advisor, on the terms and conditions set forth in this Agreement; and
WHEREAS, the Company and Executive desire to set forth the terms and conditions associated with Executive’s retirement and his agreement to assist with the resulting transition.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive agree as follows:
1.    Executive’s Retirement and Related Transition Matters.
(a)    Executive agrees to remain employed with the Company as Chief Global Solutions Officer until the Succession Date. Beginning on the Succession Date, Executive will serve as Executive Vice President, Strategic Advisor, through the Retirement Date. Effective as of the Retirement Date, Executive hereby resigns his employment and all other positions with the Company and/or its subsidiaries and affiliates (unless any such position with a subsidiary or affiliate of the Company requires an earlier resignation date, in which case Executive hereby resigns from such position effective as of the required earlier resignation date). Notwithstanding the foregoing, nothing in this Agreement changes the at-will nature of Executive’s employment with the Company prior to the Retirement Date.
(b)    During the period commencing on the Effective Date and ending on the Succession Date, Executive’s annual base salary shall continue to be $612,000 (the “Initial Transition Period”).

(c)    Between the Succession Date and the Retirement Date (the “Post-Succession Transition Period”), Executive’s annual base salary shall be $500,000. The Post-Succession Transition Period and the Initial Transition Period are collectively referred to herein as the “Transition Period.”
(d)    During the Transition Period, Executive will be eligible for fiscal 2024 and 2025 annual incentive bonuses at his current target bonus of 100% of his annual base salary, subject to the Company’s financial performance and Executive’s individual performance. The bonuses, if any, will be paid no later than March 15, 2025 and March 15, 2026, respectively, subject to Executive’s continued employment through February 1, 2025 with respect to the 2024 annual incentive bonus and February 1, 2026 with respect to the 2025 annual incentive bonus. For the avoidance of doubt, Executive shall not be eligible to receive an annual incentive bonus with respect to fiscal year 2026 (or any portion thereof).
(e)    Subject to approval by Compensation Committee of the Company’s Board of Directors and Executive’s continued employment with the Company on the applicable grant date, the Company will grant Executive an annual long-term incentive grant in 2025, with a target grant value of $1,000,000, which is expected to consist of restricted stock units and performance share units. For the avoidance of doubt, Executive will not be eligible for a long-term incentive grant in 2026.
(f)    On the Retirement Date, Executive’s participation in any Company employee benefit plans or programs (including without limitation any matching contributions under the Company’s 401(k) plan, life insurance premium programs and other medical programs and any other personal benefits and perquisites) shall cease, except as otherwise expressly provided in this Agreement or in the applicable Company plan. For the avoidance of doubt, Executive shall not be eligible for severance benefits under any Company plan or arrangement.
(g)    The terms and conditions of the Company’s Second Amended and Restated 2015 Omnibus Incentive Plan and any underlying equity award agreements (collectively the “Long Term Incentive Plan”) shall govern all outstanding restricted stock unit and performance share unit grants to Executive.
2.    Retirement Benefits.
In connection with Executive’s retirement on the Retirement Date and subject to Executive signing a general release of claims in the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days after the Retirement Date and not revoking the Release, and subject to Section 3 below, the Company agrees that Executive will be eligible to continue utilization of executive physical examination and financial counseling reimbursement perquisites, subject to the terms and limitations of each perquisite, through September 30, 2026 (provided the applicable documentation for the financial counseling reimbursement may be provided in calendar year 2026).
3.    Transition Assistance.
During the Initial Transition Period, Executive shall continue to perform such employment duties as are usual and customary for his position as Chief Global Solutions Officer. In addition, during the Transition Period, Executive shall perform the transition duties and responsibilities outlined in Exhibit B, as determined in the sole discretion of the Company, and Executive agrees and understands that this Agreement and the benefits hereunder are contingent upon his successful completion of such transition duties and responsibilities.

Additionally, following the Retirement Date, at the request of the President and Chief Executive Officer, Executive agrees to reasonably cooperate with the Company in connection with any related matters with which Executive has unique or special knowledge, whether pending as of the Retirement Date or thereafter, as reasonably requested. The Company will reimburse Executive for reasonable expenses incurred by him in connection with providing such assistance, within thirty (30) days of the submission of the appropriate documentation to the Company. In the event the Company requests Executive to provide more than forty (40) hours of assistance annually for such matters, the Company shall compensate Executive for such excess hours as an Independent Contractor in an amount equal to $475 per hour, subject to the execution of an appropriate agreement with terms and conditions agreed upon by the Company and Executive, including invoicing the Company using standard engagement protocols. The foregoing requirement for transition assistance shall terminate as of December 31, 2026 unless extended in writing by the parties.
4.    Indemnification.
The Company agrees to indemnify and hold harmless Executive to the fullest extent permitted by law, and consistent with the Company’s by-laws and Certificate of Incorporation in effect as of the Retirement Date, with respect to any and all claims, litigation, regulatory proceeding or similar action (collectively “Claims”) arising from any actions or inactions by Executive during his time as an officer and/or an employee of the Company or any of its affiliates or subsidiaries, or as a designee on any association, trust or entity for the benefit of the Company. Executive must provide the Company with written notice of any such Claim within thirty (30) days of gaining actual knowledge of such Claim. The Company will have sole control and authority over the defense and/or settlement negotiations with respect to such Claim but Executive will be permitted to participate in the defense and any settlement discussions. The Company agrees that it shall not settle or compromise any such Claim without the express written consent of Executive if in accordance with such settlement or compromise Executive: (i) is deemed to have committed any wrongdoing; (ii) is deemed to be responsible or to have acted in a manner that was not consistent with the best interests of the Company; or (iii) must consent to any future restriction on any ability of Executive to provide services to any business. Executive will provide the Company with reasonable assistance in defending and/or settling the Claim, outside of the Transition Assistance section above, and the Company will reimburse Executive for any out-of- pocket expenses incurred as a result of providing such assistance.

5.    Section 409A.

(a)     This Agreement is intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall be interpreted and construed consistently with such intent. The payments to Executive under this Agreement are intended to be exempt under Section 409A to the extent possible as short-term deferrals, or otherwise under Section 409A. In the event that the terms of this Agreement would subject Executive to taxes or penalties under 409A, the Company and Executive will diligently cooperate to amend the Agreement to avoid such 409A taxes or penalties. For purposes of Section 409A, the Retirement Date shall be deemed to be the “separation from service” date for purposes of payment of any deferred compensation subject to Section 409A.

(b)     All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in the Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

6.    Additional Terms.
(a)    This Agreement represents the entire understanding of the parties hereto with respect to the matters set forth herein and supersedes any prior understandings or agreements between the parties with respect thereto. The terms and provisions of this Agreement may not be modified or amended except in a writing signed by both parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Notwithstanding the foregoing, and except as expressly provided in this Agreement, nothing herein modifies the terms and conditions of Executive’s Severance and Restrictive Covenant Agreement or the Long-Term Incentive Plan. Notwithstanding anything contained herein, Executive acknowledges and agrees that nothing contained in this Agreement or any action taken by the Company in connection with Executive’s resignation or transition (including the hiring or appointment of a successor to Executive’s position or to a similar position) will constitute a termination for, or an event constituting, “Good Reason” for purposes of Executive’s Severance and Restrictive Covenant Agreement, the Long Term Incentive Plan or any awards thereunder, or any other plan or agreement between Executive and the Company.
(b)    No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be fulfilled or performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.
(c)    Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement may not be assigned or delegated without the prior written consent of the Company.
(d)    All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

(f) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL), THE COMPANY AND
EXECUTIVE EACH EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date first set forth above.

COMPANY:

TRANSUNION

By:    /s/ Susan Muigai
Susan Muigai
Executive Vice President, Chief Human Resources Officer

EXECUTIVE:

By:    /s/ Timothy Martin
Timothy Martin

[Signature Page to Timothy Martin Retirement and Transition Agreement]

Exhibit A
GENERAL RELEASE

I, Timothy Martin, in consideration of and subject to the performance by TransUnion, a Delaware corporation (together with its subsidiaries, the “Company”), of its obligations under the Retirement and Transition Agreement, dated as of January 31, 2025 (the “Retirement Agreement”), do hereby release and forever discharge as of the date hereof the Company, its subsidiaries and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company, its subsidiaries and its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.
1.    I understand that any payments or benefits paid or granted to me under Section 2 of the Retirement Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I shall not receive the payments and benefits specified under Section 2 of the Retirement Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.
2.    Except as provided in Section 4 below and except for the provisions of the Retirement Agreement, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed, against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company and its subsidiaries (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law (such as, but not limited to, the Illinois Human Rights Act), or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.    I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 above. I also represent and warrant that:
•I have provided ongoing transition assistance to the Company through my separation date;
•I acknowledge and re-affirm my continuing obligations to the Company under any non-disclosure, confidential information, intellectual property, non-solicitation and/or noncompetition agreement which I previously signed pertaining to the Company’s interests, including those terms in my Retirement Agreement and any award agreements by which I was granted restricted or performance stock units;
•I have returned to the Company in good working order and no later than my last day of employment all keys, files, records (and copies thereof), equipment (including but not limited to computer hardware, software and printers, wireless handheld devices, cellular phones, SIM cards, external media devices and pagers), Company identification, Company vehicles, Company confidential and proprietary information, and any other Company-owned property in my possession or control;
•I have left and will leave intact all electronic Company documents, including, but not limited to, any that I developed or helped to develop during my employment; and

•I have returned any and all Company proprietary, trade secrets and confidential information, whether in hard copy or electronic form, and I have cancelled any accounts for my benefit in the Company’s name, including but not limited to credit cards, telephone charge cards, and cellular phone accounts.

4.     The parties agree that this General Release does not waive or release any rights or claims of any unlawful discrimination, harassment or retaliation (including, but not limited to, any claims that I may have under the Age Discrimination in Employment Act of 1967) that arise after the date I execute this General Release, nor does it waive any rights I may have to indemnification or advancement of fees and expenses in connection with indemnification.
5.     I agree that I am waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever (including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief). Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law (including, without limitation, the right to file an administrative charge or participate in an administrative investigation or proceeding).
6.     In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including, without limitation, those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Separation Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company or any other Released Party, or in the event I should seek to recover against the Company or any other Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending Claim of the type described in Section 2 above, nor am I aware of any facts that would warrant me filing any such Claim, as of the execution of this General Release. By signing this General Release, I am waiving my rights to monetary, injunctive or other personal relief that may result from that process, to the maximum extent permitted by law. In the event I obtain such monetary relief, the Company will, in every circumstance it is legally permitted, be entitled to an offset against the amount paid to me pursuant to Section 1 of the Retirement Agreement. However, nothing in this General Release or the Retirement Agreement prevents or restricts me from filing a claim or charge with, reporting conduct to, providing truthful information to, or participating in an investigation or proceeding of a governmental agency, including any local, state or federal fair employment practices agency (such as the Equal Employment Opportunity Commission), law enforcement authority, the U.S. Securities and Exchange Commission, the Department of Labor, the Department of Justice, or any other government entity. Moreover, nothing in this General Release or the Retirement Agreement is intended to prevent or restrict me from, nor will anything in this General Release or the Retirement Agreement have the effect of having prevented or restricted me, at any time in prior to the execution of this General Release, from filing a claim or charge with, reporting conduct to, providing truthful information to, or participating in an investigation or proceeding of a governmental agency, including any local, state or federal fair employment practices agency (such as the Equal Employment Opportunity Commission), law enforcement authority, the U.S. Securities and Exchange Commission, the Department of Labor, the Department of Justice, or any other government entity. Also, this waiver of rights to monetary relief and/or offset shall not apply to my participation in any investigation or proceeding conducted by the SEC or any other agency that lawfully precludes such a waiver. I may receive money properly awarded by the SEC in exchange for providing information to that agency. Nothing in this General Release or the Retirement Agreement shall bar or impede my ability to seek or receive any monetary award or bounty from the SEC or any governmental agency or regulatory or law enforcement authority in connection with protected “whistleblower” activity.
7.    I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any other Released Party or myself of any improper or unlawful conduct.
8.    I agree that I will forfeit all amounts payable by the Company and its Subsidiaries pursuant to the Retirement Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or any other Released Parties with respect to Claims released in Sections 2, 5, and 6 above, I shall pay all costs and expenses of defending against the suit incurred by the Released Parties (including, without limitation, reasonable attorneys’ fees, and return all payments received by me pursuant to the Retirement Agreement).
9.    I agree that this General Release and the Retirement Agreement are confidential to the fullest extent permitted by applicable law, and I agree not to disclose any information regarding the terms of this General Release or the Retirement Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof, or in a legal or administrative proceeding, or as otherwise required by law, and I shall instruct each of the foregoing not to disclose the same to anyone. I acknowledge that no provisions in this General Release or the Retirement Agreement shall prohibit or restrict me (or any person in my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect of this General Release or the

Retirement Agreement) from (i) providing information to or participating in an investigation by or (2) testifying or otherwise assisting in a proceeding relating to an alleged violation of any federal or state law or relating to fraud or any rule or regulation of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., the United States Congress, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, any Inspector General, or any other federal or state law enforcement agency, self-regulatory organization or governmental entity. Notwithstanding the foregoing, I can disclose the restrictive covenants in the Retirement Agreement to any person or entity from which I am seeking employment or another relationship potentially covered by such covenants, so long as I advise such person or entity to, and they agree to, keep them confidential. I agree that the Company and I have bargained for this confidentiality provision, that the Company is paying adequate consideration for my agreement to keep this General Release and the Retirement Agreement confidential, and that this agreed-upon confidentiality is in my best interest as well as the Company’s.
10.    I agree to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company and its subsidiaries upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company and its subsidiaries pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company shall reimburse me solely for reasonable travel expenses (including lodging and meals) upon my submission of receipts.
11.    I agree not to disparage the Company, its and its Subsidiaries’ past and present investors, officers, directors or employees or its affiliates (unless otherwise required by law) and to keep all confidential and proprietary information about the past or present business affairs of the Company and its subsidiaries and its affiliates confidential unless a prior written release from the Company is obtained or as required by law. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its Subsidiaries’ business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.
12.    Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Retirement Agreement after the date hereof.
13.    Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
I HAVE READ IT CAREFULLY;
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
I HAVE BEEN ADVISED IN WRITING BY MEANS OF THIS GENERAL RELEASE AGREEMENT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS GENERAL RELEASE ARE NOT MATERIAL AND SHALL NOT RESTART THE REQUIRED 21-DAY PERIOD OR I HAVE ELECTED TO SIGN THIS RELEASE PRIOR TO THE END OF SUCH 21-DAY PERIOD;
THE CHANGES TO THE RETIREMENT AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.
I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY ATTORNEY RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.
DATE: _____________    ____________________________________
     Timothy Martin

Exhibit B
TRANSITION DUTIES AND RESPONSIBILITIES
•Advise and engage on corporate strategy and support any related operational initiatives through mid-2026
•Support the onboarding and transition of the successor to the EVP, Chief Global Solutions Officer role, likely starting in 2025
•Consult on the three-year strategy and plan for Global Solutions
•Participate in Global Solutions business reviews as an advisor and mentor
•Consult and advise on the development of key Global Solutions growth plans
•Assist in implementation of new “ways of working” practices across the organization
•Partner with Corporate Development to source, complete and integrate transactions as necessary
•Advise and consult in negotiations with key clients as requested
•Continue executive sponsorship of the TuneUp IBG through end of 2025
•Engage in other activities as requested by the President & CEO